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                                                          NEWS RELEASE

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FOR IMMEDIATE  RELEASE        FLEMING CONTACT: Rebecca A. Roof           Fleming Companies, Inc.
                                               Chief Financial Officer   1945 Lakepointe Drive
                                               972-906-8000              P.O. Box 299013
                                                                         Lewisville, Texas 75029
                                                                         telephone 972.906.8000
                                                                         facsimile 972.906.2402
                                                                         www.fleming.com
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       FLEMING COMPANIES, INC. RECEIVES APPROVAL FOR DISCLOSURE STATEMENT

                Confirmation Hearing Scheduled for July 26, 2004

DALLAS, TEXAS - MAY 25, 2004 - During a hearing held today in the US Bankruptcy Court in Delaware, Fleming Companies, Inc. ("Fleming") received approval of its Disclosure Statement and Solicitation Procedures to vote on its pending Third Amended Plan of Reorganization filed jointly by Fleming and its Unsecured Creditors' Committee (the "Plan"). Fleming expects that ballots for all parties entitled to vote on the Plan will be mailed by June 4. The Bankruptcy Court has scheduled a confirmation hearing on July 26 to confirm Fleming's Plan in anticipation of approval of the Plan by Fleming's creditors.

         The Plan provides for the reorganization of the Debtors centered around the Fleming convenience store distribution operations through the formation of a new entity, Core-Mark Newco. Reorganization financing commitments for Core-Mark Newco have been received from GE Commercial Finance and Sankaty Advisors, LLC. Additionally, Fleming's remaining assets and liabilities not related to the convenience operations will be transferred to either a Post-Confirmation Trust, which will have the responsibility for liquidating such assets, pursuing causes of action and reconciling and paying claims, or a Reclamation Creditors' Trust, which will have certain responsibilities and rights with respect to reclamation creditors.

         Also at today's hearing, the Court extended the period during which the Debtors have the exclusive right to file a plan of reorganization to at least August 15, 2004 and the exclusive right to solicit votes on the Chapter 11 Plan to at least October 15, 2004.


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         Archie Dykes, Chief Executive Officer of Fleming, said "The approval of
Fleming's Disclosure Statement is another important milestone in our efforts. We believe that this plan of reorganization will provide the best recovery to Fleming's creditors and are pleased that both the Unsecured Creditors' Committee and the Official Committee of Reclamation Creditors have recommended that their respective constituents vote in favor of the Plan." Mike Walsh, Chief Executive Officer of Core-Mark, said "We appreciate the continued support of Core-Mark's customers and vendors while we have worked through this difficult situation. We look forward to emergence from Chapter 11 with a solid foundation including a strong management team, committed financing to drive the business, and a fully integrated network of twenty-two distribution centers across the U.S. and Canada to efficiently service our customers."

ABOUT FLEMING

         Fleming and its operating subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code on April 1, 2003. The filings were made in the U.S. Bankruptcy Court in Wilmington, Delaware. Fleming's court filings are available via the court's website, at www.deb.uscourts.gov. The Disclosure Statement and Third Amended Plan of Reorganization are also available at www.bmccorp.net.

ABOUT CORE-MARK

         Core-Mark is a leading distributor of consumer packaged goods and store supplies to the convenience retail industry. Core-Mark provides distribution and logistics services as well as value-added programs to over 19,500 customer locations across 38 states and five Canadian provinces. Core-Mark services a variety of store formats including traditional convenience retailers, mass merchandisers, drug, liquor and specialty stores, and other stores that carry consumer packaged goods. Headquartered in San Francisco, California, Core-Mark is currently a subsidiary of Fleming Companies, Inc.

FORWARD-LOOKING STATEMENT

         This document contains forward-looking statements regarding future events, including statements regarding value maximization, the expected timing for court hearings, and the implementation of agreements reached. These forward-looking statements are subject to a number of factors that could cause actual results to differ materially from those stated in this release, including without limitation: the ability of the Company to confirm and consummate a



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Plan of Reorganization on the terms and assumptions expected; the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the DIP facility; court approval of the company's motions; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain or maintain trade credit, and shipments and terms with vendors and service providers for current orders; the company's ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the company's liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; the ability of the company to attract and retain customers; and changes in general economic conditions. The forward-looking statements speak only as of the date made and Fleming undertakes no obligation to update forward-looking statements to reflect developments or information obtained after the date of this release.



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